EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of XP Inc. of our report dated October 17, 2019 relating to the financial statements of XP Investimentos S.A., which appears in XP Inc.'s Amendment No. 3 to the Registration Statement on Form F-1 (N0.333-234719).

/s/ PricewaterhouseCoopers

Auditores Independentes
Sao Paulo, Brazil
December 30, 2019